                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                     AND POST-EFFECTIVE AMENDMENT NO. 1 TO
                      REGISTRATION STATEMENT NO. 33-50115
                                 --------------
                          THE ST. PAUL COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

                        MINNESOTA                                       41-0518860
     (State or other jurisdiction of incorporation or        (I.R.S. Employer Identification
                      organization)                                        No.)

                             385 WASHINGTON STREET
                           ST. PAUL, MINNESOTA 55102
                                 (612) 310-7911
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              ANDREW IAN DOUGLASS
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          THE ST. PAUL COMPANIES, INC.
                385 WASHINGTON STREET, ST. PAUL, MINNESOTA 55102
                                 (612) 310-8523
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                WITH A COPY TO:

                               DONALD R. CRAWSHAW
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                               ------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               ------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED              REGISTERED (2)(3)      PER UNIT (1)     OFFERING PRICE (1)       FEE (3)
Debt Securities...................................     $192,700,000            100%            $192,700,000          $66,448

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2) Or, if any Debt Securities are issued at original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $192,700,000. Any offering of Debt Securities denominated in any foreign currency or foreign currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate prevailing at the time of the purchase of such Debt Securities.
(3) Pursuant to Rule 429 under the Securities Act of 1933, $82,300,000 of Debt Securities are being carried forward from Registration Statement No. 33-50115 for inclusion in the Prospectus filed herewith. A registration fee of $25,718.75 has been paid with respect to such Debt Securities.
                               ------------------

    THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO.
33-50115, WHICH WAS DECLARED EFFECTIVE ON OCTOBER 4, 1993. SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933. PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ALSO CONSTITUTES A PROSPECTUS FOR REGISTRATION STATEMENT NO. 33-50115; THE $82,300,000 OF DEBT SECURITIES REMAINING UNSOLD FROM REGISTRATION STATEMENT NO. 33-50115 WILL BE COMBINED WITH THE $192,700,000 AGGREGATE AMOUNT OF DEBT SECURITIES TO BE REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT TO ENABLE THE ST. PAUL COMPANIES, INC. TO OFFER AN AGGREGATE AMOUNT OF $275,000,000 OF DEBT SECURITIES PURSUANT TO THE COMBINED PROSPECTUS.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                          THE ST. PAUL COMPANIES, INC.

                                DEBT SECURITIES

                                  -----------

    The St. Paul Companies, Inc. may from time to time offer Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $275,000,000 or its equivalent in any other currency or composite currency. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in a composite currency), maturity, rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities.

    The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution". Such underwriters may include Goldman, Sachs & Co. and
J. P. Morgan Securities Inc., or may be a group of underwriters represented by firms including Goldman, Sachs & Co. and J. P. Morgan Securities Inc. Goldman, Sachs & Co. and J. P. Morgan Securities Inc. may also act as agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    This Prospectus may not be used to consummate the sale of these Debt Securities unless accompanied by a Prospectus Supplement.

                                 --------------

    THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
     SECURITIES  AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
       COMMISSION  NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES  COMMISSION  PASSED  UPON  THE  ACCURACY  OR
           ADEQUACY   OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO
                           THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

GOLDMAN, SACHS & CO.                                          J. P. MORGAN & CO.

                                   ---------

               The date of this Prospectus is            , 1996.

                             AVAILABLE INFORMATION

    The St. Paul Companies, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange the common stock of the Company is traded.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                                 --------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

    1.  The Annual Report on Form 10-K for the year ended December 31, 1995;

    2. The Current Reports on Form 8-K dated January 29, 1996 and June 18, 1996; and

    3.  The Quarterly Report on Form 10-Q for the period ended March 31, 1996.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates). Requests for such copies should be directed to Bruce A. Backberg, Vice President and Corporate Secretary, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102, telephone number (612) 310-7916.

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                                  THE COMPANY

    The St. Paul Companies, Inc. (the "Company") is a management company principally engaged, through its subsidiaries, in three industry segments: property-liability insurance and reinsurance underwriting (primarily through its wholly-owned subsidiary, St. Paul Fire and Marine Insurance Company), insurance brokerage (primarily through its brokerage subsidiary, Minet) and investment banking-asset management (through its 78 percent interest in The John Nuveen Company). As a management company, the Company oversees the operations of its subsidiaries and provides them with capital and management and administrative services. According to industry statistics published by A.M. Best relating to property liability insurers doing business in the United States, the Company's underwriting operations ranked 14th on the basis of 1995 written premiums. At May 31, 1996, the Company and its subsidiaries employed approximately 12,300 persons. The Company's primary business is insurance underwriting, which accounted for 89% of consolidated revenues in 1995. Insurance brokerage and investment banking-asset management operations accounted for approximately 7% and 4% of consolidated revenues, respectively, in 1995.

    The Company's principal and registered executive offices are located at 385 Washington Street, St. Paul, Minnesota 55102, and its telephone number is (612) 310-7911. Unless the context otherwise indicates, the term "Company" means The St. Paul Companies, Inc. and its consolidated subsidiaries.

               RATIO OF EARNINGS TO FIXED CHARGES OF THE COMPANY

                                                                                         YEARS ENDED DECEMBER 31,
                                                     THREE MONTHS ENDED    -----------------------------------------------------
                                                       MARCH 31, 1996        1995       1994       1993       1992       1991
                                                    ---------------------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges................            10.58            10.64       9.99       8.96     --*          9.06

- --------------
*   The 1992 loss was inadequate to cover fixed charges by $229.6 million.

    Earnings consist of income before income taxes plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest and one-third of rental expense, which is considered to be representative of an interest factor.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include working capital, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities are to be issued under an Indenture, dated as of March 31, 1990 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), which is an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated herein by reference.

    The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

GENERAL

    The Indenture will not limit the amount of Debt Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured unsubordinated obligations of the Company.

    Unless  otherwise  indicated  in   the  Applicable  Prospectus   Supplement,
principal of, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears on the Security Register. (Sections 301, 305 and 1002) The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

    The Applicable Prospectus Supplement will describe the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue; (5) the dates on which such interest, if any, on the Offered Debt Securities will be payable and the Regular Record Dates for such Interest Payment Dates; (6) any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the Holder;
(7) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (9) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon the declaration of acceleration of the Maturity thereof; (10) the currency of payment of principal, premium, if any, and interest on the Offered Debt Securities; (11) any index used to determine the amount of payment of principal of, premium, if any, and interest on the Offered Debt Securities; (12) the applicability of the provisions described under "Defeasance"; (13) if the Offered Debt Securities will be issuable only in the form of a Global Security as described under "Book-Entry Debt Securities", the Depository or its nominee with respect to the Offered Debt Securities and the circumstances under which the Global Security may be registered for transfer or exchange in the name of a Person other than the Depository or its nominee; and
(14) any other terms of the Offered Debt Securities. (Section 301)

    The Debt Securities may be issued as Original Issue Discount Debt Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Debt Securities will be described in the Applicable Prospectus Supplement. "Original Issue Discount Debt Securities" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101)

BOOK-ENTRY DEBT SECURITIES

    The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depository or its nominee identified in the Applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for

Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Global Security to a nominee of such Depository and except in the circumstances described in the Applicable Prospectus Supplement. (Sections 204 and 305)

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Applicable Prospectus Supplement.

LIMITATION ON LIENS

    The Indenture will contain a covenant that the Company will not, and will not permit any Designated Subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the Voting Stock of a Designated Subsidiary unless the Outstanding Securities (together with, if the Company so elects, any other indebtedness of the Company or such Designated Subsidiary then existing or thereafter created which is not subordinate to the Outstanding Securities) shall be secured equally and ratably with (or prior to) such secured indebtedness for money borrowed so long as such secured indebtedness for money borrowed shall be so secured. (Section 1007) This covenant will not prevent the sale or other disposition of a Designated Subsidiary.

    For purposes of such covenant, "Voting Stock" will mean all classes of stock (including any and all shares, interests, participations or other equivalents (however designated) of corporate stock) then outstanding of a Designated Subsidiary normally entitled to vote in elections of directors. For purposes of such covenant, "Designated Subsidiary" will mean St. Paul Fire and Marine Insurance Company and any other Subsidiary the assets of which, determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter, exceed 20% of the Consolidated Assets of the Company. As of the date of this Prospectus, there were no Subsidiaries of the Company, other than St. Paul Fire and Marine Insurance Company, with assets, determined in accordance with generally accepted accounting principles as in effect on that date, in excess of 20% of the Consolidated Assets of the Company. For purposes of such covenant, "Consolidated Assets of the Company" will mean the assets of the Company and its consolidated subsidiaries, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter. (Section 1007)

    Additional restrictive covenants may be included in the terms of any series of Securities.

EVENTS OF DEFAULT

    Any one of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series: (1) failure to pay principal of or any premium on any Debt Security of that series when due; (2) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (4) failure to perform any other covenants or warranties of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities thereunder other than that series) continued for 60 days after written notice as provided in the Indenture; (5) acceleration of any indebtedness for money borrowed in excess of $10,000,000 by the Company (including an acceleration with respect to the Debt Securities of any series other than that series), if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the Indenture; (6) certain events of bankruptcy, insolvency or reorganization of the Company; and (7) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

    If any Event of Default with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt

Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

    Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Debt Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture will provide that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

    No Holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25 percent in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

    The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1008)

MODIFICATION AND WAIVER

    Modification and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no such modification or amendment may, without the consent of the Holders of all Debt Securities affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (2) reduce the principal amount of, or the premium, if any, or interest on, any Debt Security (including in the case of an Original Issue Discount Debt Security the amount payable upon acceleration of the maturity thereof); (3) change the place or currency of payment of principal of or interest on any Debt Security; (4) impair the right to institute suit for the enforcement of any payment on any Debt Security on or at the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or (5) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

    The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1009) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company, without the consent of the Holders of any of the Debt Securities under the Indenture, may consolidate with or merge into any other Person or transfer or lease its assets substantially as an entirety to any Person or may permit any Person to merge into or consolidate with the Company if
(1) any such successor or purchaser is a corporation, partnership or trust organized under the laws of any domestic jurisdiction, (2) any such successor or purchaser assumes the Company's obligations on the Debt Securities and under the Indenture, (3) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and (4) certain other conditions are met. (Section 801)

DEFEASANCE

    The Indenture will provide that the Company, at the Company's option, (1) will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (2) need not comply with certain restrictive covenants of the Indenture, including that described under "Limitation on Liens", in each case if the Company deposits in trust with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Debt Securities of such series. Such a trust may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, (ii) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company, and (iii) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Debt Securities of any series as described under clause (2) above and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Article Thirteen)

CONCERNING THE TRUSTEE

    The Chase Manhattan Bank (National Association), the Trustee under the Indenture, has a $40 million participation under a Credit Agreement among the Company and certain banks named therein providing for aggregate borrowings by the Company thereunder of a maximum of $400 million, none of which was outstanding at May 31, 1996.

                              PLAN OF DISTRIBUTION

    The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents. Such underwriters may include Goldman, Sachs & Co. and J. P. Morgan Securities Inc. or a group of underwriters represented by firms including Goldman, Sachs & Co. and J. P. Morgan Securities Inc. Goldman, Sachs & Co. and J. P. Morgan Securities Inc. may also act as agents. Goldman, Sachs & Co. and J. P. Morgan Securities Inc. have from time to time acted as financial advisers to the Company and received customary fees for those services.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company, and any profit on the resale of Debt Securities by them, may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Applicable Prospectus Supplement.

    Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

    The Debt Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

                          VALIDITY OF DEBT SECURITIES

    The validity of the Debt Securities will be passed upon for the Company by Andrew Ian Douglass, Senior Vice President and General Counsel of the Company, St. Paul, Minnesota, and for the underwriters or agents, as the case may be, by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell may rely as to matters of Minnesota law upon the opinion of Mr. Douglass. Sullivan & Cromwell have from time to time rendered certain legal services to the Company.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, and the related financial statement schedules, are incorporated by reference herein from the Company's Annual Report on Form 10-K. Such consolidated financial statements and related financial statement schedules have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their reports incorporated by reference herein, and have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP on December 31, 1995, the consolidated financial statements and the related financial statement schedules refer to a change in the method of accounting for certain investments.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee.............................................  $  66,448
Accountants' fees and expenses...................................     35,000
Attorneys' fees and expenses.....................................     75,000
Printing and engraving expenses..................................    100,000
Fees and expenses of trustee.....................................      6,000
Blue Sky qualification fees and expenses.........................     22,000
Rating agencies' fees............................................    135,000
Miscellaneous....................................................      5,552
                                                                   ---------
        Total....................................................  $ 445,000*
                                                                   ---------
                                                                   ---------

- --------------
*   All fees and expenses other than the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or, in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

    The Bylaws of the Company provide that, subject to the limitations of the next sentence, it will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including without limitation excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including without limitation attorneys' fees and disbursements) incurred by him in connection with the proceeding in the manner and to the fullest extent permitted or required by
Section 302A.521. Notwithstanding the foregoing, the Company will neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission claimed to have given rise to the matter which is the subject of the proceeding only had an agency relationship to the Company and was not at that time an officer, director or employee thereof unless such person and the Company were at that time parties to a written contract for indemnification or advances with respect to such matter or unless the board specifically authorizes such indemnification or advances.

    The Company has directors' and officers' liability insurance policies, with coverage of up to $125 million, subject to various deductibles and exclusions from coverage.

    In the Underwriting Agreement the Underwriters will agree to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Act, against certain liabilities.

ITEM 16.  EXHIBITS

      1.1  Form of Underwriting Agreement and Pricing Agreement. (1)
      4.1  Indenture, dated March 31, 1990, between the Company and The Chase Manhattan Bank
            (National Association) as Trustee. (1)
      5.1  Opinion and consent of Andrew Ian Douglass, Esq.
     12.1  Statement re computation of ratios.
     23.1  Consent of KPMG Peat Marwick LLP.
     23.2  Consent of Andrew Ian Douglass, Esq. (included as part of Exhibit 5.1).
     24.1  Powers of attorney from officers and directors of the Company signing by an attorney-in-fact.
     25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank (National Association).
     28.1  Information from reports furnished to state insurance regulatory authorities
            (incorporated by reference to Exhibit 29 of the Company's Annual Report on Form 10-K
            for the year ended December 31, 1995).

- --------------
(1) Incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-3, No. 33-50115.

ITEM 17.  UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on the 20th day of June, 1996.

                                          By:        /s/ BRUCE A. BACKBERG

                                             -----------------------------------
                                                   Bruce A. Backberg, Esq.
                                                VICE PRESIDENT AND CORPORATE
                                                          SECRETARY

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below on June 20, 1996 by the following persons in the capacities indicated:

                  SIGNATURE                              TITLE
- ---------------------------------------------  -------------------------

                                               Director, Chairman of the
         /s/ DOUGLAS W. LEATHERDALE             Board, President and
 -------------------------------------------    Chief Executive Officer
           Douglas W. Leatherdale               (Acting Chief Financial
                                                Officer)

            /s/ PATRICK A. THIELE
 -------------------------------------------   Director and Executive
              Patrick A. Thiele                 Vice President

            /s/ HOWARD E. DALTON
 -------------------------------------------   Senior Vice President and
              Howard E. Dalton                  Chief Accounting Officer

         /s/ MICHAEL R. BONSIGNORE*
 -------------------------------------------   Director
            Michael R. Bonsignore

            /s/ JOHN H. DASBURG*
 -------------------------------------------   Director
               John H. Dasburg

            /s/ W. JOHN DRISCOLL*
 -------------------------------------------   Director
              W. John Driscoll

           /s/ PIERSON M. GRIEVE*
 -------------------------------------------   Director
              Pierson M. Grieve

                  SIGNATURE                              TITLE
- ---------------------------------------------  -------------------------

              /s/ RONALD JAMES*
 -------------------------------------------   Director
                Ronald James

            /s/ WILLIAM H. KLING*
 -------------------------------------------   Director
              William H. Kling

           /s/ BRUCE K. MACLAURY*
 -------------------------------------------   Director
              Bruce K. MacLaury

             /s/ GLEN D. NELSON*
 -------------------------------------------   DIRECTOR
               GLEN D. NELSON

           /S/ ANITA M. PAMPUSCH*
 -------------------------------------------   Director
              Anita M. Pampusch

           /s/ GORDON M. SPRENGER*
 -------------------------------------------   Director
             Gordon M. Sprenger

*By:           BRUCE A. BACKBERG
       --------------------------------------
       Bruce A. Backberg, ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.
- -----------
       1.1   Form of Underwriting Agreement and Pricing Agreement (1)
       4.1   Indenture, dated March 31, 1990, between the Company and The Chase Manhattan Bank (National Association)
             as Trustee (1)
       5.1   Opinion and consent of Andrew Ian Douglass, Esq.
      12.1   Statement re computation of ratios
      23.1   Consent of KPMG Peat Marwick LLP
      23.2   Consent of Andrew Ian Douglass, Esq. (included as part of Exhibit 5.1)
      24.1   Power of attorney from officers and directors of the Company signing by an attorney-in-fact
      25.1   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
             Manhattan Bank (National Association)
      28.1   Information from reports furnished to state insurance regulatory authorities (incorporated by reference to Exhibit 29 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

- --------------
(1) Incorporated by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-3, No. 33-50115.